Exhibit 3.3

STATE OF WASHINGTON			ARTICLES OF AMENDMENT
SECRETARY OF STATE			WASHINGTON
(logo)			PROFIT CORPORATION
(Per chapter 23B.10 RCW)
Please PRINT or TYPE in black ink
Sign, date and return original AND ONE COPY to:			FEE: $30

CORPORATIONS DIVISION			EXPEDITED (24 -HOUR) SERVICE AVAILABLE-$20 PER ENTITY
801 CAPITOL WAY SOUTH - PO BOX 40234			INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS
OLYMPIA, WA 98504-0234			ON OUTSIDE OF ENVELOPE
BE SURE TO INCLUDE FILING FEE. Checks
For office use only
should be made payable to "Secretary of State"			FILED: / /

IMPORTANT! Person to contact about this filing
Daytime Phone Number (with area code)
James W. Young			(206) 713-6889

AMENDMENT TO ARTICLES OF INCORPORATION

Name of corporation (As currently recorded with the Office of the Secretary of State)
THE GNS GROUP INC.
UBI NUMBER	CORPORATION NUMBER (IF KNOWN)		AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON

602630257			Date: February 28, 2007
EFFECTIVE DATE	(Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
OF ARTICLES OF
AMENDMENT	☐Specific Date:		_______________________________  ☐ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)
☐	Incorporators. Shareholders action was not required
☐	Board of Directors. Shareholders action was not required
☐	Duly approved shareholder action in accordance with Chapter 23B. 10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information

AMEND ARTICLE IV TO READ:

THE GNS GROUP INC Be authorized to issue 5,000,000 shares of preferred stock, and 75,00,000 shares of common stock of no par value capital stock may be issued by The Corporation from the time for such consideration, including (without limitation) labor, service, money or property as may be filed by resolution of the Board of Directors from time to time.

SIGNATURE OF OFFICER
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

JAMES W. YOUNG		TREASURER	12-13-07
Signature of officer		Printed name	Date

INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360/753-1485)